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                                                                    EXHIBIT 21.2

Subsidiaries of Haights Cross Operating Company

       Subsidiary Name               State of Incorporation        Date of Incorporation
       ---------------               ----------------------        ---------------------
Sundance/Newbridge Educational       Delaware                      June 19, 1998
Publishing, LLC
Triumph Learning, LLC                Delaware                      November 10, 1999
Recorded Books, LLC                  Delaware                      September 7, 1999
Chelsea House Publishers, LLC        Delaware                      November 12, 1999
Oakstone Publishing, LLC             Delaware                      February 12, 1997
The Coriolis Group, LLC              Delaware                      December 18, 1998
WF Howes Limited                     United Kingdom                November 5, 1998